Exhibit 99.1
CORMEDIX THERAPEUTICS REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

‒ Recently announced acquisition of assets of Heron Therapeutics ‒

‒ Q3 2026 consolidated revenue of $54.5 million ‒

‒ Q3 2026 net loss of $14.7 million; Adjusted EBITDA of $3.1 million ‒

‒ Company maintains FY 2026 revenue and narrows Adjusted EBITDA guidance ‒

‒ Conference call scheduled for today at 8:30 a.m. Eastern Time ‒

Parsippany, NJ – November 12, 2026 – CorMedix Therapeutics (Nasdaq: CRMD) today announced financial results for the third quarter ended September 30, 2026, and provided an update on its business.
Recent Corporate Highlights:
•CorMedix and Heron Therapeutics, Inc. ("Heron") announced on November 9, 2026, that they have entered into a definitive asset purchase agreement under which CorMedix will acquire substantially all of the assets of Heron. CorMedix believes the transaction will be immediately accretive to earnings and free cash flow upon closing, which it anticipates in the first quarter of 2027, subject to approval by Heron’s stockholders, regulatory clearance and other customary closing conditions.

•CorMedix announces $54.5 million of total revenue and grant income ("consolidated revenue") for the third quarter of 2026, above street consensus of $51.2 million, reflecting steady third quarter execution in the face of post-TDAPA headwinds for DefenCath. The Company also recognized a net loss of $14.7 million and adjusted EBITDA of $3.1 million (1). Basic and fully diluted earnings per share (EPS) were $(0.19) per share for the quarter.

•DefenCath® (taurolidine and heparin) sales contributed $17.2 million of net revenue in the third quarter, driven by largely maintaining utilization of DefenCath by large outpatient dialysis customers in the post-TDAPA period, which impacted price, as well as by a $5.0 million favorable change in estimate related to certain sales allowances. The remaining portfolio contributed total revenue and grant income of $37.3 million.

•CorMedix announced on October 19, 2026, that in collaboration with its global development partner Mundipharma, the FDA accepted for review the submission of the sNDA for an expanded indication of REZZAYO for the prophylaxis of invasive fungal disease. The Company anticipates agency action on the application in the first quarter of 2027.

•In connection with the Heron asset acquisition, CorMedix entered into a term loan agreement to provide up to $150 million in non-dilutive capital, of which the Company expects to utilize $75 million upon closing. The term loan supports the Company's financial flexibility to invest in our existing operations as well as in new business development opportunities.

•The Company maintains full-year 2026 consolidated revenue guidance of $325 to $345 million, narrows full-year adjusted EBITDA guidance to a range of $130 to $140 million from a range of $125 to $140 million, and reduces cash-based OpEx guidance to a range of $140 to $145 million from $145 to $155 million.

•In light of recently announced changes to the CMS reimbursement framework, the Company believes it is appropriate to suspend any previously issued 2027 DefenCath revenue guidance and defer future guidance until early 2027. This is the estimated timeframe when the Company expects to have better visibility into 2027 utilization and pricing for customers and any potential upside from Medicare Advantage contracting.

•Cash and short-term investments, excluding restricted cash, at September 30, 2026 totaled $355.2 million.

Joseph Todisco, Chairman & Chief Executive Officer of CorMedix, commented, “CorMedix will be entering 2027 with two meaningful potential growth drivers. First, our pending acquisition of the Heron assets adds four commercial products used in institutional settings of care and is expected to be immediately accretive to earnings and free cash flow upon closing. With an anticipated revenue contribution of between $125 million and $150 million for the full-year 2027, we expect the Heron transaction to effectively double the Company’s non-DefenCath annual product revenue. Second, the FDA granted Priority Review to the REZZAYO prophylaxis sNDA, with a PDUFA date in the first quarter of 2027. If approved, we plan to commence promotional efforts in the second half of 2027. We continue to execute on our strategy to generate value from DefenCath in the post-TDAPA era as well as deploy our capital in a disciplined manner to drive future growth. With a strong current cash position and access to additional non-dilutive capital from Pharmakon, we believe we are well positioned to integrate Heron, prepare for REZZAYO expanded commercialization, and build a more diversified company."

(1)    Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as depreciation, amortization, stock-based compensation, interest and other income and expense, taxes and certain non-recurring items.  See “Non-GAAP Financial Measures” on the following pages for additional information regarding the use of EBITDA and Adjusted EBITDA and a reconciliation to the most comparable GAAP measure.

Third Quarter 2026 Financial Highlights

For the third quarter of 2026, CorMedix recorded $54.5 million in consolidated revenue, comprised of $17.2 million in sales of DefenCath and $37.3 million associated with the remainder of the portfolio, a decrease from $104.3 million in total revenue in the comparable period of 2025. DefenCath sales decreased year over year largely due to DefenCath's transition to the post-TDAPA period on July 1, 2026, which has resulted in lower net pricing. The decrease in DefenCath sales was partially offset by higher revenue from the acquired Melinta portfolio given there was a full quarter of sales in 2026 compared to one month of sales in 2025 after the acquisition of Melinta closed on August 29, 2025.

Total operating expenses in the third quarter of 2026 were $36.6 million, compared with $41.7 million in the third quarter of 2025, a decrease of approximately 12%. The decrease of $5.1 million over the prior period was driven primarily by merger-related and reorganization expenses following the Melinta acquisition in the third quarter of 2025, partially offset by incremental operating expenses from the Melinta acquisition for the full quarter in 2026 relative to only one month of incremental expenses in the prior-year period.

Research and development (R&D) expenses in the third quarter of 2026 were $7.0 million, compared with $5.1 million for the same period in 2025. The increase in R&D was primarily due to an increase in personnel and clinical trial services in support of the ongoing clinical programs.

Selling and marketing expense increased approximately 4% to $11.7 million in the third quarter of 2026 from $11.2 million in the third quarter of 2025. The increase was primarily due to higher personnel cost associated with the larger product portfolio and related marketing programs. This was partially offset by the cost of the overlapping commercial sales teams for one month of the third quarter of 2025, before synergies were realized in 2026.

General and administrative expenses decreased approximately 30% to $17.9 million in the third quarter of 2026 from $25.5 million in the third quarter of 2025. The decrease was primarily attributable to Melinta-related transaction and integration costs incurred in the third quarter of 2025, partially offset by higher costs associated with operating as a combined company following the acquisition, and higher personnel, information technology, legal and facilities costs.

CorMedix recorded a net loss of $14.7 million, or $(0.19) per basic and diluted share in the third quarter of 2026, compared with net income of $108.6 million, or $1.42 and $1.26 per basic and diluted share, respectively, in the third quarter of 2025. Net loss in the current period was negatively impacted by $11.5 million of non-cash expense from the remeasurement of contingent consideration associated with the Melinta acquisition. Net income in the third quarter of 2025 was positively impacted by a one-time tax benefit of $59.7 million derived from the realization of deferred tax assets associated with the anticipated use of 100% of CorMedix net operation loss carryforwards.

In the third quarter of 2026, CorMedix reported adjusted EBITDA of $3.1 million, compared to adjusted EBITDA of $71.9 million in the third quarter of 2025. Adjusted EBITDA excludes depreciation and amortization, stock-based compensation, interest and other income and expense, changes in contingent consideration, taxes, merger-related costs, and other specified adjustments. The calculation for 2026 also excludes the favorable change in estimate related to sales allowances recorded during the quarter.

The Company reported cash and cash equivalents of $355.2 million at September 30, 2026, excluding restricted cash. For the first nine months of 2026, net cash provided by operating activities was $218.3 million, compared with $80.6 million in the first nine months of 2025. The year-over-year increase reflects the higher year-to-date earnings achieved during the current year relative to 2025, as well as working capital movements, including the timing of certain contractual rebate payments.

The Company believes that it has sufficient resources to fund operations for at least twelve months from the issuance of the Company’s Quarterly Report on Form 10-Q.

Conference Call Information

CorMedix will host a conference call and webcast today, November 12, 2026, at 8:30AM Eastern Time, to discuss recent corporate developments and financial results. Call details and dial-in information are as follows:
Thursday, November 12, 2026 @ 8:30am ET
Domestic:        1-844-676-2922
International:        1-412-634-6840
Webcast:        Webcast Link

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases in the United States. CorMedix is focused on selling and marketing products in institutional settings of care in the US and has field based medical and commercial infrastructure deployed in hospitals, clinics and infusion centers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements.

All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial and business guidance; sales, revenue and operating expense estimates; Adjusted EBITDA estimates; expectations regarding product utilization and sales; the 2027 post-TDAPA Add-on for DefenCath, including the quarterly methodology adopted by CMS, CorMedix’s ability to reach pricing arrangements with dialysis customers that track quarterly Add-on adjustments, and CorMedix’s dependence on a limited number of large dialysis organization customers; CorMedix’s ability to secure separate payment for DefenCath from Medicare Advantage plans; the proposed acquisition of substantially all of the assets of Heron, including the risk that the transaction is not completed on the anticipated timeline or at all, including due to failure to obtain Heron stockholder approval or regulatory clearance, the risk that anticipated revenue contributions, cost synergies and accretion are not realized, and risks relating to integration and the incurrence of indebtedness under the term loan facility; the risk that topline data from CorMedix’s and its partners’ clinical trials, including the ReSPECT study, that CorMedix announces or publishes from time to time may change as more patient data become available or may be interpreted differently if additional data is disclosed; the timing and outcome of FDA review of the REZZAYO sNDA; estimates of total addressable market size; failure to successfully conduct future clinical trials, including due to CorMedix’s or its partners’ potential inability to enroll or retain sufficient patients to conduct and complete the trials, including the Phase 3 TPN study for DefenCath, or generate data necessary for regulatory approval, among other things; development of unexpected safety or efficacy concerns related to CorMedix’s product candidates; expectations and timing regarding clinical trials and development, performance expectations and revenue opportunities of CorMedix’s product pipeline; expectations regarding implementation and perceived benefits of CorMedix’s products; continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and patient access to pharmaceuticals and reporting obligations related thereto; the expiration of intellectual property protection for certain of the company's products and competition from generic and biosimilar products. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. In addition, pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition by CorMedix of substantially all of the assets of Heron (the “Proposed Acquisition”), CorMedix has and may file relevant documents with the SEC regarding the Proposed Acquisition. This press release is not a substitute for any other document that CorMedix may file with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ ANY RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders may obtain these documents free of charge at the SEC’s website, www.sec.gov, and on the Investors section of CorMedix’s investor relations website at https://cormedix.com/investors/.
Participants in the Solicitation
CorMedix, Heron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Heron’s stockholders in connection with the Proposed Acquisition. Information about the directors and executive officers of Heron, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in its proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, which is available online at https://www.sec.gov/ix?doc=/Archives/edgar/data/818033/000119312526196306/hrtx-20260430.htm, under the headings “Information Concerning the Board of Directors,” “Information Concerning Executive Officers,” “Corporate Governance – 2025 Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” “Certain Relationships and Related Person Transactions” and “Executive Compensation,” and information about the directors and executive officers of CorMedix, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in its proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 29, 2026, which is available online at https://www.sec.gov/ix?doc=/Archives/edgar/data/1410098/000121390026049311/ea0286136-05.htm,, under the headings “Proposal No. 1 – Approval of the Director Election Proposal,” “Corporate Governance – Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” “Executive Compensation” and “Certain Relationships and Related Transactions,” and, in each case, in subsequently filed Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Forms 3, 4 and 5. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in Heron’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the Proposed Acquisition when such materials become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of these documents may be obtained, free of charge, from the sources indicated above.
No Offer or Solicitation
This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The shares of CorMedix common stock to be issued to Heron in the Proposed Acquisition will be issued in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, which facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue and Grant Income:
Product sales, net	$48,622	$101,547	$264,879	$180,365
Contract revenue	2,642	2,729	10,690	2,729
Grant income	3,255	-	8,308	-
Total Revenue and Grant Income	$54,519	$104,276	$283,877	$183,094
Cost of sales (exclusive of amortization of intangibles)	14,215	7,567	40,725	10,922
Amortization of intangibles	10,300	3,628	30,900	3,732
Gross profit	$30,004	$93,081	$212,252	$168,440
Operating Expenses:
Research and development	$7,036	$5,098	$20,932	$10,733
Selling and marketing	11,683	11,186	36,662	22,044
General and administrative	17,904	25,451	54,709	44,648
Total Operating Expenses	$36,623	$41,735	$112,303	$77,425
Income (Loss) From Operations	$(6,619)	$51,346	$99,949	$91,015
Other (Expense) Income:
Unrealized gain on marketable equity security	1,182	3,091	182	3,091
Change in contingent consideration	(11,543)	(2,400)	(22,394)	(2,400)
Other non-operating income, net	532	539	193	1,864
Total Other (Expense) Income	(9,829)	1,230	(22,019)	2,555
Income (loss) before income taxes	(16,448)	52,576	77,930	93,570
Tax expense (benefit)	(1,726)	(55,987)	28,063	(55,465)
Net Income (Loss)	$(14,722)	$108,563	$49,867	$149,035
Net Income (Loss) Per Common Share – Basic	$(0.19)	$1.42	$0.63	$2.12
Net Income (Loss) Per Common Share - Diluted	$(0.19)	$1.26	$0.57	$1.97
Weighted Average Common Shares Outstanding – Basic	78,452	75,930	78,814	69,740
Weighted Average Common Shares Outstanding – Diluted	78,452	86,214	92,659	75,677

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In Thousands)

	September 30,	December 31,
	2026	2025
	(Unaudited)	(Audited)

ASSETS
Cash and cash equivalents	$355,150	$144,837
Short-term investments	-	3,694
Trade receivables, net	76,706	171,233
Inventories	43,144	29,716
Goodwill and intangible assets	378,174	409,074
Deferred tax assets	-	16,276
Other current and long-term assets	64,571	51,312
Total Assets	$917,745	$826,142

Total Liabilities	$456,039	$420,835
Stockholders' Equity	461,706	405,307
Total Liabilities and Stockholders’ Equity	$917,745	$826,142

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2026	2025
Net income	$49,867	$149,035
Net cash provided by operating activities	$218,318	$80,585
Net cash (used in) provided by investing activities	$491	$(311,727)
Net cash (used in) provided by financing activities	$(8,496)	239,866
Net Increase in Cash and Cash Equivalents	$210,313	$8,725
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	$145,825	$40,756
Cash, Cash Equivalents and Restricted Cash - End of Period	$356,138	$49,481

CORMEDIX INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(14,722)	$108,563	$49,867	$149,035
Adjusted to add (deduct):
Interest expense (income)	(578)	(556)	(333)	(1,935)
Provision for income taxes	(1,726)	(55,987)	28,063	(55,465)
Depreciation and amortization	10,529	3,790	31,613	4,115
EBITDA (Non-GAAP)	$(6,497)	$55,810	$109,210	$95,750
Adjusted to add (deduct):
Change in estimate for sales allowances	(5,000)	-	(13,983)	-
Stock-based compensation expense	3,936	4,066	12,602	10,243
Merger related and reorg costs	300	12,656	1,685	12,510
Other expense	10,407	(674)	22,352	(620)
Adjusted EBITDA (Non-GAAP)	$3,146	$71,858	$131,866	$117,883